Exhibit 99.2

SIERRA BULLETS, LLC AND AFFILIATE

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2016 and 2015

SIERRA BULLETS, LLC AND AFFILIATE
CONTENTS
December 31, 2016 and 2015

Page

INDEPENDENT AUDITOR’S REPORT	1 - 2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	3 - 4

Consolidated Statements of Income	5

Consolidated Statements of Changes in Members’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to Consolidated Financial Statements	8 - 19

INDEPENDENT AUDITOR'S REPORT

To the Members

Sierra Bullets, LLC and Affiliate

Los Angeles, California

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Sierra Bullets, LLC and Affiliate (collectively the “Company”), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, changes in members’ equity and cash flows for the years then ended and the related notes to the consolidated financial statements (collectively, “the financial statements”).

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

To the Members

Sierra Bullets, LLC and Affiliate

Independent Auditor’s Report

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sierra Bullets, LLC and Affiliate as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Singer Lewak LLP

March 9, 2017

SIERRA BULLETS, LLC AND AFFILIATE
CONSOLIDATED BALANCE SHEETS
December 31,

	2016	2015
ASSETS
Current assets
Cash	$54,951	$31,053
Accounts receivable, net	2,134,498	2,569,366
Due from member	3,252,153	3,019,939
Inventory	8,556,549	7,438,291
Prepaid expenses and other current assets	250,973	246,102

Total current assets	14,249,124	13,304,751

Property and equipment
Machinery and equipment	8,741,453	7,724,814
Buildings and improvements	2,259,405	2,783,700
Furniture and fixtures	581,714	581,714
Tools and dies	479,735	195,572
Land	197,655	197,655
Construction in progress	153,992	20,691
Vehicles	106,102	106,102
	12,520,056	11,610,248
Less accumulated depreciation	(8,547,400)	(7,786,429)

Total property and equipment	3,972,656	3,823,819

Other assets
Goodwill	1,586,694	1,586,694
Other assets	17,996	21,241

Total other assets	1,604,690	1,607,935

Total assets	$19,826,470	$18,736,505

The accompanying notes are an integral part of these financial statements.

SIERRA BULLETS, LLC AND AFFILIATE
CONSOLIDATED BALANCE SHEETS
December 31,

	2016	2015
LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable	$888,643	$598,246
Accrued expenses	599,844	704,682
Current portion of note payable	585,714	585,714

Total current liabilities	2,074,201	1,888,642

Contingent liabilities	1,300,000	800,000
Note payable, net of current portion	1,220,239	1,805,953

Total liabilities	4,594,440	4,494,595

Commitments and contingencies

Members' equity
BHH Management, Inc.	8,267,521	8,768,715
Lumber Management, Inc.	1,291,409	1,369,695
Non-controlling interest in variable interest entity	5,673,100	4,103,500

Total members' equity	15,232,030	14,241,910

Total liabilities and members' equity	$19,826,470	$18,736,505

The accompanying notes are an integral part of these financial statements.

SIERRA BULLETS, LLC AND AFFILIATE
CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31,

	2016		2015
		% of		% of
	Amount	Revenues	Amount	Revenues
Sales, net	$33,985,447	100.0	$36,583,956	100.0

Cost of sales	17,498,321	51.5	20,141,345	55.1

Gross profit	16,487,126	48.5	16,442,611	44.9

Selling, general and administrative expenses	3,438,971	10.1	3,409,230	9.3

Managing member fees	1,933,359	5.7	1,920,876	5.3

Operating income	11,114,796	32.7	11,112,505	30.3

Other expense
Interest expense	75,572	0.2	97,497	0.3

Income before provision for income taxes	11,039,224	32.5	11,015,008	30.0

Provision for income taxes	800	0.0	3,300	0.0

Income before non-controlling interest in variable interest entity	11,038,424	32.5	11,011,708	30.0

Income related to non-controlling interest in variable interest entity	(1,814,800)	(5.4)	(1,644,032)	(4.5)

Net income	$9,223,624	27.1	$9,367,676	25.5

The accompanying notes are an integral part of these financial statements.

SIERRA BULLETS, LLC AND AFFILIATE
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY
For the Years Ended December 31,

			Non-Controlling
	BHH	Lumber	Interest in Variable
	Management, Inc.	Management, Inc.	Interest Entity	Total
Balance at January 1, 2015	$10,875,118	$1,698,721	$2,555,875	$15,129,714

Stock based compensation	170,294	26,601	-	196,895

Distributions	(10,378,800)	(1,621,200)	(96,407)	(12,096,407)

Net income	8,102,103	1,265,573	1,644,032	11,011,708

Balance at December 31, 2015	$8,768,715	$1,369,695	$4,103,500	$14,241,910

Stock based compensation	170,294	26,602	-	196,896

Distributions	(8,649,000)	(1,351,000)	(245,200)	(10,245,200)

Net income	7,977,512	1,246,112	1,814,800	11,038,424

Balance at December 31, 2016	$8,267,521	$1,291,409	$5,673,100	$15,232,030

The accompanying notes are an integral part of these financial statements.

SIERRA BULLETS, LLC AND AFFILIATE
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31,

	2016	2015
Cash flows from operating activities
Net income	$9,223,624	$9,367,676
Adjustments to reconcile net income to net cash provided by operating activities
Provision for sales discounts and allowance for doubtful accounts	(114,312)	32,057
Income related to variable interest entity	1,814,800	1,644,032
Reserve on inventory	(5,017)	(275,958)
Depreciation and amortization	768,199	929,316
Stock based compensation	196,896	196,895
(Increase) decrease in Accounts receivable	549,180	(325,198)
Due from member	(232,214)	61,200
Inventory	(1,113,241)	429,698
Prepaid expenses and other assets	(1,626)	(327)
Increase (decrease) in Accounts payable	290,397	(21,011)
Accrued expenses	(104,838)	198,969
Contingent liabilities	500,000	600,000

Net cash flows from operating activities	11,771,848	12,837,349

Cash flows from investing activities
Purchase of property and equipment	(917,036)	(263,794)

Net cash used in investing activities	(917,036)	(263,794)

Cash flows from financing activities
Principal payments on note payable	(585,714)	(585,714)
Distributions to members	(10,000,000)	(12,000,000)
Distributions to members from non-controlling interest in variable interest entity	(245,200)	(96,407)

Net cash flows used in financing activities	(10,830,914)	(12,682,121)

Net increase (decrease) in cash	23,898	(108,566)

Cash, beginning of year	31,053	139,619

Cash, end of year	$54,951	$31,053

Supplemental disclosure for cash flows information
Interest paid	$75,572	$97,497
Income taxes paid	$800	$3,300

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 1 - BUSINESS ACTIVITY

Sierra Bullets, LLC (“Sierra”), a Delaware limited liability company, manufactures and sells copper jacketed bullets and produces and distributes related accessory items to sporting goods distributors and ammunition manufacturers throughout the world. Revenues from sales of copper jacketed bullets represent approximately ninety-nine percent of total revenues. Sierra grants credit to all of its commercial customers within the United States.

Sierra was formed on May 6, 1988 as a limited partnership. Upon formation, BHH Management, Inc. (“BHH”) and Lumber Management, Inc. (“LMI”) contributed cash and The Leisure Group, Inc. (“TLG”) contributed assets and liabilities of its Sierra Bullets division. Because ownership interests of the newly formed partnership remained the same as that of the Sierra Bullets division of TLG, the assets and liabilities contributed were recorded at their net book values, including goodwill. TLG was subsequently dissolved in 1988. At December 31, 1995, the Company merged into a newly formed Delaware limited liability company. Sierra is currently owned by BHH (86.49%) and LMI (13.51%).

Sierra IC - DISC, Inc. (“DISC”), an entity under common ownership, was incorporated in April 2013 in the State of Delaware to sell the Company’s products in foreign countries, and has been consolidated as a variable interest entity (see Note 2). Sierra is the primary beneficiary of the variable interest entity and began consolidating DISC as of April 1, 2013.

The accompanying consolidated balance sheet and consolidated statements of income, changes in members’ equity and cash flows include the accounts of Sierra Bullets, LLC and Affiliate listed below (collectively, the “Company”). The Company consists of the following entities:

Entity	Type of Entity	Fiscal Year End	Tax Year End

Parent

Sierra Bullets, LLC	Delaware Limited Liability Company	December 31	December 31

Affiliate

Sierra IC-DISC, Inc.	Delaware Corporation	December 31	December 31

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated entities of Sierra and DISC are under common ownership and management and are economically interdependent. All significant intercompany balances and transactions have been eliminated in consolidation. Sierra is the primary beneficiary of DISC, which is considered a variable interest entity (“VIE”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Sales of products and related costs of products sold are recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price is fixed or determinable and (iv) collectability is reasonably assured. The Company recognizes revenue upon shipment of its products when title and risk of loss passes to its customers. For the years ended December 31, 2016 and 2015, discounts of $2,399,058 and $3,536,869 were included in net sales, respectively.

Fair Value of Financial Instruments

The estimated fair values of the Company’s short-term financial instruments, including receivables, payables and interest rate swaps arising in the ordinary course of business approximate their individual carrying amounts due to the relatively short period of time between their origination and expected realization. The carrying amounts reported for debt obligations approximate fair value due to the effective interest rate of these obligations reflecting the Company’s current borrowing rate.

Accounts Receivable

Accounts receivable are reported as the customers’ outstanding balances net of allowances for doubtful accounts and sales discounts. Interest is not accrued on overdue accounts receivable.

The allowances for doubtful accounts and sales discounts are maintained at a level that, in the judgment of the Company’s management, is adequate to absorb credit losses inherent in the trade receivables. The amounts of the allowances are based on management’s evaluation of the collectability of the receivables including the nature of the receivables, credit concentrations, trends in historical loss experience, specific impaired trade receivables, applicable discounts and economic conditions. The delinquency status of the trade receivables is based on how recently payments have been received or on contractual terms. Trade receivables are charged off in the period in which they are deemed uncollectible. As of December 31, 2016 and 2015, $55,000 and $64,800 of allowances for doubtful accounts and $79,471 and $183,983 of provisions for sales discounts were included in net accounts receivable, respectively.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory

Inventory is valued at the lower of cost (first-in-first-out) or market. Costs include an allocable portion of labor and overhead costs. Market is determined by comparison with recent sales or realizable value.

The Company provides an allowance to reduce the inventory carrying value to the lower of cost or net realizable value. In determining net realizable value, the Company assumes the inventory will be offered for sale in the normal course of business and not on a liquidation basis.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates assets using the straight-line method over the estimated useful lives of various classes of assets, as follows:

Machinery and equipment	3 to 10 years
Buildings and improvements	15 to 40 years
Furniture and fixtures	3 to 7 years
Tool and dies	3 to 7 years
Land	n/a
Vehicles	3 to 7 years
Construction in progress	n/a

Depreciation and amortization expense recognized for the years ended December 31, 2016 and 2015 amounted to $768,199 and $929,316, respectively.

Construction in progress is stated at cost and is not depreciated until such time as the relevant assets are completed and ready for operational use.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expenses as incurred. At the time of retirement or disposition of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the results of operations.

Accounting for Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets in question may not be recovered. Impairment would be recorded in circumstances where undiscounted cash flows expected to be generated by an asset are less than the carrying value of the asset. For the years ended December 31, 2016 and 2015, the Company recorded no impairment of long-lived assets.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill

Goodwill is not being amortized, rather it is reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The guidance allows an entity to make an initial qualitative evaluation, based on the entity’s events and circumstances, to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The results of this qualitative assessment determine whether it is necessary to perform the currently required two-step impairment test.

The Company determined that it is more likely than not that the fair value of the reporting unit that the goodwill is derived from is greater than its carrying value; therefore, management has determined that no impairment existed as of December 31, 2016 and 2015.

Interest Rate Swap

The Company has elected to use the simplified approach for valuing qualified swaps, therefore the interest rate swap is measured at settlement value. As of December 31, 2016 and 2015, the settlement value was $966 and $2,160, respectively.

Income Taxes

The Company is a limited liability company that has elected to be treated as a partnership for Federal income tax purposes. Under the LLC Status, the members are taxed on their proportionate share of the entity’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements other than the minimum franchise fee and LLC fee imposed by the state of California.

Sierra IC-DISC, Inc. has elected to be treated as an Interest Charge Domestic International Sales Corporation (“IC-DISC”) under Sections 991 through 997 of the Internal Revenue Code. Under “IC-DISC” status, the shareholders of an IC-DISC are taxed when the income is actually or deemed distributed. Therefore, these statements do not include a provision for federal and state income taxes.

The Company will recognize the impact of tax provisions in the financial statements if the position is more likely than not of being sustained on audit, based on the technical merits of the position. To date, the Company has not recorded any uncertain tax positions.

The Company recognizes potential accrued interest and penalties related to uncertain tax positions in income tax expense. During the periods ended December 31, 2016 and 2015, the Company did not recognize any amount in potential interest and penalties associated with uncertain tax positions.

The following table summarizes the open tax years for each jurisdiction:

Jurisdiction	Open Tax Year
Federal	2013 – 2016
State	2012 – 2016

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising

The Company expenses advertising costs as incurred. For the years ended December 31, 2016 and 2015, advertising costs amounted to $117,048 and $139,889, respectively.

Shipping and Handling Costs

The Company incurs shipping expenses for domestic sales. The expense is recorded in selling, general and administrative expenses in the accompanying consolidated statements of income. For the years ended December 31, 2016 and 2015, the Company recorded $460,070 and $495,942 for freight-out, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation as defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification No. 718, Compensation—Stock Compensation (“ASC 718”), previously known as SFAS 123(R), which requires the measurement and recognition of compensation expense for all share-based payment awards based on estimated fair values. ASC 718 further requires that share-based payments awarded to an employee be recorded as compensation expense. As such, the Company recognizes compensation expense for the Company’s stock option awards to the Company’s employees.

Recently Adopted and Issued Accounting Pronouncements

The Company reviews new accounting standards as issued. Although some of these issued accounting standards are effective after the end of the Company’s previous fiscal year and may be applicable to the Company this year, the Company has not identified any that it believes merit further discussion. Management is in the process of evaluating the impact of a recently issued but not yet adopted accounting pronouncement and does not believe it will have a material impact on the Company’s consolidated financial statements.

NOTE 3 - CONCENTRATIONS OF RISK

Cash

The Company maintains its cash balances with three financial institutions located in the United States of America that from time to time exceed amounts insured by the Federal Deposit Insurance Corporation (“FDIC”). Deposits held in non-interest-bearing transaction accounts are aggregated with any interest-bearing deposits the owner may hold in the same ownership category, and the combined total insured up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash. As of December 31, 2016 and 2015, the Company had no deposits that exceeded insured amounts.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 3 - CONCENTRATIONS OF RISK (Continued)

Customers

During the year ended December 31, 2016, one customer represented approximately 13% of the Company’s sales. For the year ended December 31, 2015, two customers represented approximately 25% of the Company’s sales. As of December 31, 2016, three customers represented 42% of accounts receivable. As of December 31, 2015, one customer represented 24% of accounts receivable.

NOTE 4 - INVENTORY

As of December 31, 2016 and 2015, inventory consisted of the following:

	2016	2015

Finished goods	$6,574,462	$6,527,517
Raw material	783,760	809,289
Work in process	714,646	788,521
Inventory pricing reserve	529,900	(635,800)
Inventory obsolescence reserve	(46,219)	(51,236)

Total	$8,556,549	$7,438,291

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 5 - ACCRUED EXPENSES

As of December 31, 2016 and 2015, accrued expenses consisted of the following:

	2016	2015

Accrued bonus	$280,331	$299,750
Accrued vacation	167,769	263,741
Accrued payroll and related expenses	115,169	113,489
Accrued sales and use tax	25,674	14,289
Accrued payroll taxes	9,713	10,004
Accrued expenses, other	1,188	3,409

Total	$599,844	$704,682

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 6 - LINE OF CREDIT

The Company maintains a revolving line of credit with a bank that allows the Company to borrow up to a maximum of $1,500,000, which will mature on July 31, 2017. Interest on the revolving line of credit is at a per annum rate of 0.5% in excess of the Bank’s Reference Rate (3.75% as of December 31, 2016 and 3.5% as of December 31, 2015). This note is subject to the revolving loan clean-up period that requires the borrowings be zero for at least 30 consecutive days during each twelve month period and will be renewed annually. The note is secured by real and personal property of the Company. No borrowings have been made against this note as of December 31, 2016 and 2015.

The agreement contains certain financial covenants with which the Company was in compliance as of December 31, 2016 and 2015.

NOTE 7 - NOTE PAYABLE

As of December 31, 2016 and 2015, note payable consisted of the following:

	2016	2015

Note payable, secured by all assets of the Company, payable in monthly installments of $48,810 including principle and interest at 3.6% per annum. Debt matures on January 1, 2020.	$1,805,953	$2,391,667
Less current portion	585,714	585,714
Long-term portion of note payable	$1,220,239	$1,805,953

The following is a schedule of the future payments required under the long-term debt obligations after December 31, 2016:

Year Ending December 31,

2017	$585,714
2018	585,714
2019	585,714
2020	48,811

Total	$1,805,953

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 7 - NOTE PAYABLE (Continued)

On December 18, 2012, the Company entered into an interest rate swap contract effectively changing the variable interest rate for $4,100,000 of the total outstanding loan balance to a fixed rate of 3.6% with an effective date of January 1, 2013. Under the swap, the Company pays the lender interest at a fixed rate of 3.6% for $4,100,000 of the total outstanding loan balance and receives a variable payment computed at US Dollar LIBOR as provided by the British Banking Association (“USD-LIBOR-BBA”) (average USD-LIBOR-BBA was 0.48% and 0.19% for the years ended December 31, 2016 and 2015, respectively). The swap agreement commenced January 1, 2013 and terminates on January 1, 2020. Interest paid on the swap agreement amounted to $75,572 and $97,497 for the years ended December 31, 2016 and 2015, respectively.

The note payable contains certain financial covenants that the company is required to maintain at all times. As of December 31, 2016 and 2015, the Company was in compliance with the covenants.

NOTE 8 - RELATED PARTY TRANSACTIONS

Due from Member

The Company makes cash advances to and from BHH, the managing member. The cash advances have material fluctuations throughout the year. As of December 31, 2016 and 2015 the Company had net cash advances receivable from BHH of $3,252,153 and $3,019,939, respectively. No interest is charged on these advances. Amounts are held with a financial institution and are subject to FDIC insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk. As of December 31, 2016 and 2015, the Company had $3,002,153 and $2,769,939, respectively, in deposits that exceeded insured amounts.

Managing Member’s Fees

The Company was charged $1,933,359 and $1,920,876 by BHH for the years ended December 31, 2016 and 2015, respectively. These fees are discretionary and based on management services provided by BHH.

Retirement Plan

BHH has established a 401(k) Profit Sharing Plan which covers substantially all full-time employees of the Company. The plan contains a 401(k) provision which allows employees to make contributions to the plan on a pretax basis. The plan is a safe harbor 401(k) plan, which requires the employer to make a 3% non-elective contribution. For the years ended December 31, 2016 and 2015, contributions amounted to $214,749 and $193,314, respectively.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 8 - RELATED PARTY TRANSACTIONS (Continued)

Related Party Payable

On April 3, 2014, Sierra entered into a related party producer’s loan with DISC for the amount of $1,000,000 with interest that will accrue at the rate of 3.25% per annum. Interest only payments are required on the last date of each year. The remaining principal and accrued interest are due on a maturity date of April 1, 2019.

On March 13, 2015, Sierra executed a second producer’s loan agreement with DISC for the amount of $1,500,000 with interest that will accrue at the rate of 3.25% per annum. Interest only payments are required on the last date of each year. The remaining principal and accrued interest are due on a maturity date of April 1, 2020.

On June 5, 2015, Sierra executed a third producer’s loan agreement with DISC for the amount of $29,000 with interest that will accrue at the rate of 2.40% per annum. Interest only payments are required on the last date of each year. The remaining principal and accrued interest are due on a maturity date of July 1, 2020.

On March 1, 2016, Sierra executed a fourth producer’s loan agreement with DISC for the amount of $1,572,000 with interest that will accrue at the rate of 3.25% per annum. Interest only payments are required on the last date of each year. The remaining principal and accrued interest are due on a maturity date of March 1, 2021.

Interest paid on related party loans for the years ended December 31, 2016 and 2015 amounted to $124,800 and $72,032, respectively. The intercompany loans and related interest expense are eliminated upon consolidation.

Management Incentive Program

The Company entered into a bonus agreement with two of its key employees as of July 1, 2014. Under the terms of the arrangement, certain key employees are eligible to receive a cash bonus equal to 2.5% of aggregate cash distributions during the performance period as set forth in the agreement.  Key employees have to remain employed throughout the performance period and all cash settlements are due no later than 45 days after the vesting period.  A bonus vests five (5) years after the issuance date or upon a change in control event.  Bonuses are forfeited under certain key terms of the contract. As of December 31, 2016 and 2015, the Company has accrued $1,300,000 and 800,000, respectively, under the terms of the bonus agreement.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 9 - EQUITY

Common Stock

The members of Sierra IC-DISC contributed $2,500 of equity in common stock which is shown as equity in non-controlling interest of variable interest entity. Sierra IC-DISC has authorized 10,000 shares of common stock at $0.25 par value per share. As of December 31, 2016 and 2015, 10,000 shares were issued and outstanding.

Stock Option Plan

Effective July 1, 2014, Sierra Bullets LLC 2014 Stock Incentive Plan was adopted and authorized the sale of up to 5% interest in the Company to key employees of the Company. Options vest 5 years from the date of commencement and shall expire 3 months after becoming fully vested.

On October 7, 2014, options were granted to key employees to purchase up to 5% of interest in the Company at an exercise price of $43.24 per share. The fair market value of a share on the date of the option grant was $43.24 and the option expires on September 1, 2019. On the grant date, the Company has used the Black Scholes method to value the options and recorded compensation expense of $49,224 which was classified as general and administrative expenses. As of December 31, 2016, the Company recognized total compensation costs of $443,014 related to stock options granted, and the unrecognized compensation cost related to non-vested share-based compensation arrangements granted under share-based compensation plans using the fair value method amounted to $541,461.

The following weighted average assumptions were used to value the options granted:

Risk-free interest rate	1.64%
Expected life (in years)	5 years
Dividend yield	0%
Volatility	42.82%

Volatility has been calculated based on the volatility of equivalent public companies in the defense product and services industry sector.

There is no current income tax benefit from the grant of this option.

SIERRA BULLETS, LLC AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016 and 2015

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company, from time to time, is involved in certain legal matters which arise in the normal course of business. Management believes, based in part on the advice of legal counsel, that the resolution of such matters will not have a material adverse effect on the financial position of the Company.

NOTE 11 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 9, 2017 (the issue date of the financial statements) and concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.